Exhibit 23(D)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-1 and the related Prospectus (the “Registration Statement”) of our report dated April 12, 2010 relating to the financial statements of Teachers Insurance and Annuity Association of America, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
April 29, 2010